Exhibit 99.1

For Immediate Release İ Global Communications İ MetLife, Inc.

Contacts:     For Media:    Ashia Razzaq
MetLife
(212) 578-1538

For Investors: John Hall
MetLife
(212) 578-7888

METLIFE ANNOUNCES SECOND QUARTER 2019 RESULTS
NEW YORK, July 31, 2019 - MetLife, Inc. (NYSE: MET) today announced its results for the second quarter ended June 30, 2019.
Second Quarter Results Summary

•	Net income of $1.7 billion, or $1.77 per share, compared to net income of $845 million, or $0.83 per share, in the second quarter of 2018.

•	Adjusted earnings of $1.3 billion, or $1.38 per share, compared to adjusted earnings of $1.3 billion, or $1.30 per share in the second quarter of 2018.

•	Book value of $64.61 per share, up 29 percent from $50.28 per share at June 30, 2018.

•
Book value, excluding accumulated other comprehensive income (AOCI) other than foreign currency translation adjustments (FCTA), of $47.09 per share, up 10 percent from $42.76 per share at June 30, 2018.

•	Return on equity (ROE) of 11.6 percent.

•	Adjusted ROE, excluding AOCI other than FCTA, of 12.1 percent.

“MetLife had another strong quarter driven by business growth, favorable underwriting and expense discipline. During the first half of 2019, we returned approximately $2 billion to shareholders through common stock repurchases and dividends,” said Michel Khalaf, president and CEO of MetLife, Inc. “Overall, our results highlight the strength of our diverse businesses and our focus on consistently executing for our customers and shareholders.”

Second Quarter 2019 Summary

($ in millions, except per share data)	Three months ended June 30,
	2019	2018	Change
Premiums, fees and other revenues	$12,019	$16,998	(29)%
Net investment income	4,693	4,473	5%
Net investment gains (losses)	61	(227)
Net derivative gains (losses)	724	(59)
Total revenues	$17,497	$21,185	(17)%

Total adjusted revenues	$16,454	$21,216	(22)%
Adjusted premiums, fees and other revenues	$11,900	$16,889	(30)%
Adjusted premiums, fees and other revenues, excluding pension risk transfer (PRT)	$11,344	$10,937	4%

Net income (loss)	$1,684	$845	99%
Net income (loss) per share	$1.77	$0.83	113%

Adjusted earnings	$1,319	$1,326	(1)%
Adjusted earnings per share	$1.38	$1.30	6%

Book value per share	$64.61	$50.28	29%
Book value per share, excluding AOCI other than FCTA	$47.09	$42.76	10%

Expense ratio	20.3%	14.6%
Direct expense ratio, excluding total notable items related to direct expenses and PRT	12.3%	13.0%
Adjusted expense ratio, excluding total notable items related to other expenses and PRT	20.0%	20.7%

ROE	11.6%	6.5%
ROE, excluding AOCI other than FCTA	15.4%	7.8%
Adjusted ROE, excluding AOCI other than FCTA	12.1%	12.2%
MetLife reported second quarter 2019 premiums, fees and other revenues of $12.0 billion, down 29 percent over the second quarter of 2018. Adjusted premiums, fees and other revenues were $11.9 billion, down 30 percent, and 29 percent on a constant currency basis over the prior-year period. Excluding pension risk transfers, adjusted premiums, fees and other revenues were $11.3 billion, up 4 percent, and 5 percent on a constant currency basis.
Net investment income was $4.7 billion, up 5 percent, driven by higher variable investment income and asset growth. On an adjusted basis, net investment income was $4.6 billion, up 5 percent.

Net derivative gains amounted to $724 million, or $572 million after tax during the quarter.
Net income was $1.7 billion, compared to net income of $845 million in the second quarter of 2018. On a per share basis, net income was $1.77, compared to net income of $0.83 in the prior-year period.
MetLife reported adjusted earnings of $1.3 billion, down 1 percent, and up 2 percent on a constant currency basis. On a per share basis, which includes the impact of share repurchases, adjusted earnings were $1.38, up 6 percent from the prior-year period.

Information regarding the non-GAAP and other financial measures included in this news release and reconciliation of the non-GAAP financial measures to GAAP measures are in “Non-GAAP and Other Financial Disclosures” below and in the tables that accompany this news release.
Supplemental slides for the second quarter of 2019, titled "2Q19 Supplemental Slides," are available on the MetLife Investor Relations website at www.metlife.com and in the Form 8-K furnished by MetLife to the U.S. Securities and Exchange Commission in connection with this earnings news release.
Adjusted Earnings by Segment Summary*

	Three months ended June 30, 2019
Segment	Change from prior-year period	Change from prior-year period (on a constant currency basis)
U.S.	9%
Asia	(1)%	2%
Latin America	10%	18%
Europe, the Middle East and Africa (EMEA)	(10)%	—%
MetLife Holdings	7%
*The percentages in this table are on a reported and constant currency basis, and do not exclude notable items.
Business Discussions
All comparisons of the results for the second quarter of 2019 in the business discussions that follow are with the second quarter of 2018, unless otherwise noted. See the second quarter of 2019 notable items table that follows the Business Discussions section of this release for additional information on notable items incurred in the second quarter of 2019.

U.S.

($ in millions)	Three months ended June 30, 2019	Three months ended June 30, 2018	Change
Adjusted earnings	$732	$671	9%
Adjusted premiums, fees and other revenues	$6,731	$11,767	(43)%
Adjusted premiums, fees and other revenues, excluding PRT	$6,175	$5,815	6%
Notable item(s)	$0	$0

•	Adjusted earnings for the U.S. were $732 million, up 9 percent, driven by volume growth, lower expenses and favorable underwriting.

•	Adjusted return on allocated equity was 27.3 percent, and adjusted return on allocated tangible equity was 31.0 percent.

•	Adjusted premiums, fees and other revenues were $6.7 billion, down 43 percent, primarily due to a large pension risk transfer transaction in the prior-year period.

•	Excluding pension risk transfers, adjusted premiums, fees and other revenues were $6.2 billion, up 6 percent.
Group Benefits

($ in millions)	Three months ended June 30, 2019	Three months ended June 30, 2018	Change
Adjusted earnings	$311	$261	19%
Adjusted premiums, fees and other revenues	$4,594	$4,378	5%
Notable item(s)	$0	$0

•	Adjusted earnings for Group Benefits were $311 million, up 19 percent, driven by favorable volume growth and expense margin.

•	Adjusted premiums, fees and other revenues were $4.6 billion, up 5 percent, driven by strong growth in voluntary products.

•	Sales for Group Benefits were up 12 percent year-to-date compared to the first half of 2018.

Retirement and Income Solutions

($ in millions)	Three months ended June 30, 2019	Three months ended June 30, 2018	Change
Adjusted earnings	$351	$347	1%
Adjusted premiums, fees and other revenues	$1,220	$6,492	(81)%
Adjusted premiums, fees and other revenues, excluding PRT	$664	$540	23%
Notable item(s)	$0	$0

•
Adjusted earnings for Retirement and Income Solutions were $351 million, up 1 percent as favorable variable investment income, underwriting and volume growth were partially offset by lower recurring investment margins.

•	Adjusted premiums, fees and other revenues were $1.2 billion, down 81 percent, primarily due to a large pension risk transfer transaction in the prior-year period.

•	Excluding pension risk transfers, adjusted premiums, fees and other revenues were $664 million, up 23 percent, driven by higher sales in structured settlements.
Property & Casualty

($ in millions)	Three months ended June 30, 2019	Three months ended June 30, 2018	Change
Adjusted earnings	$70	$63	11%
Adjusted premiums, fees and other revenues	$917	$897	2%
Notable item(s)	$0	$0

•	Adjusted earnings for Property & Casualty were $70 million, up 11 percent, driven by favorable underwriting.

•	Adjusted premiums, fees and other revenues were $917 million, up 2 percent.

•	Pre-tax catastrophe losses and prior year development totaled $73 million, compared to $104 million in the prior-year period.

•	Sales for Property & Casualty were $162 million, up 3 percent.

ASIA

($ in millions)	Three months ended June 30, 2019	Three months ended June 30, 2018	Change
Adjusted earnings	$359	$363	(1)%
Adjusted earnings (constant currency)	$359	$352	2%
Adjusted premiums, fees and other revenues	$2,063	$2,066	—%
Notable item(s)	$0	$0

•	Adjusted earnings for Asia were $359 million, down 1 percent, and up 2 percent on a constant currency basis, as volume growth was partially offset by less favorable underwriting.

•	Adjusted return on allocated equity was 10.1 percent, and adjusted return on allocated tangible equity was 15.3 percent.

•	Adjusted premiums, fees and other revenues were $2.1 billion, flat compared to the prior-year period, and up 2 percent on a constant currency basis.

•
Sales for Asia were $605 million, down 10 percent on a constant currency basis. Japan sales were down 12 percent, primarily driven by lower sales of foreign currency-denominated annuity products, partially offset by higher accident & health product sales. Other Asia sales were down 5 percent, as sales growth in China and India was more than offset by Korea.

LATIN AMERICA

($ in millions)	Three months ended June 30, 2019	Three months ended June 30, 2018	Change
Adjusted earnings	$159	$145	10%
Adjusted earnings (constant currency)	$159	$135	18%
Adjusted premiums, fees and other revenues	$1,064	$972	9%
Notable item(s)	$0	$0

•	Adjusted earnings for Latin America were $159 million, up 10 percent, and up 18 percent on a constant currency basis, driven by capital markets and volume growth.

•	Adjusted return on allocated equity was 21.5 percent, and adjusted return on allocated tangible equity was 35.5 percent.

•	Adjusted premiums, fees and other revenues were $1.1 billion, up 9 percent, and up 15 percent on a constant currency basis, primarily driven by higher annuity sales in Chile.

•	Sales for Latin America were $230 million, up 14 percent on a constant currency basis, driven by higher sales in Chile and Mexico and by a large group sale in Brazil.

EMEA

($ in millions)	Three months ended June 30, 2019	Three months ended June 30, 2018	Change
Adjusted earnings	$77	$86	(10)%
Adjusted earnings (constant currency)	$77	$77	—%
Adjusted premiums, fees and other revenues	$669	$673	(1)%
Notable item(s)	$0	$0

•
Adjusted earnings for EMEA were $77 million, down 10 percent, and unchanged on a constant currency basis, as investment margins, favorable underwriting, and volume growth were offset by the impact of favorable expense margins in the prior-year period.

•	Adjusted return on allocated equity was 11.0 percent, and adjusted return on allocated tangible equity was 19.8 percent.

•	Adjusted premiums, fees and other revenues were $669 million, down 1 percent, and up 5 percent on a constant currency basis.

•	Sales for EMEA were $223 million, up 6 percent on a constant currency basis, primarily due to higher volumes in the United Kingdom, Egypt and Turkey.
METLIFE HOLDINGS

($ in millions)	Three months ended June 30, 2019	Three months ended June 30, 2018	Change
Adjusted earnings	$299	$280	7%
Adjusted premiums, fees and other revenues	$1,275	$1,326	(4)%
Notable item(s)	$0	$0

•	Adjusted earnings for MetLife Holdings were $299 million, up 7 percent, due to lower expenses and favorable variable investment income, partially offset by lower life insurance underwriting results.

•	Adjusted return on allocated equity was 12.5 percent, and adjusted return on allocated tangible equity was 14.0 percent.

•	Adjusted premiums, fees and other revenues were $1.3 billion, down 4 percent.

CORPORATE & OTHER

($ in millions)	Three months ended June 30, 2019	Three months ended June 30, 2018	Change
Adjusted earnings	$(307)	$(219)
Notable item(s)	$(70)	$(62)

•
Corporate & Other had an adjusted loss of $307 million, compared to an adjusted loss of $219 million in the second quarter of 2018. The notable item in both periods is related to the company's previously announced cost saving initiative.

•	Excluding notable items from both periods, adjusted loss increased by $80 million.
INVESTMENTS

($ in millions)	Three months ended June 30, 2019	Three months ended June 30, 2018	Change
Net investment income (as reported on an adjusted basis)	$4,554	$4,327	5%

•
As reported on an adjusted basis, net investment income was $4.6 billion, up 5 percent. Variable investment income was $334 million ($264 million, after tax), as compared to $176 million ($139 million, after tax) in the second quarter of 2018, driven by higher private equity and prepayment income.

SECOND QUARTER 2019 NOTABLE ITEMS

($ in millions)	Adjusted Earnings
	Three months ended June 30, 2019
Notable Items	U.S.			Asia	Latin America	EMEA	MetLife Holdings	Corporate & Other	Total
	Group Benefits	Retirement and Income Solutions	Property & Casualty
Expense initiative costs								$(70)	$(70)
Total notable items	$0	$0	$0	$0	$0	$0	$0	$(70)	$(70)

###

About MetLife
MetLife, Inc. (NYSE: MET), through its subsidiaries and affiliates (MetLife), is one of the world's leading financial services companies, providing insurance, annuities, employee benefits and asset management to help its individual and institutional customers navigate their changing world. Founded in 1868, MetLife has operations in more than 40 countries and holds leading market positions in the United States, Japan, Latin America, Asia, Europe and the Middle East. For more information, visit www.metlife.com.
Conference Call
MetLife will hold its second quarter 2019 earnings conference call and audio webcast on Thursday, August 1, 2019, from 9-10 a.m. (ET). The conference call will be available live via telephone and the internet. To listen via telephone, dial 800-230-1085 (U.S.) or 612-288-0340 (outside the U.S.). To listen to the conference call via the internet, visit www.metlife.com through a link on the Investor Relations page. Those who want to listen to the call via telephone or the internet should dial in or go to the website at least 15 minutes prior to the call to register, and/or download and install any necessary audio software.
The conference call will be available for replay via telephone and the internet beginning at 11 a.m. (ET) on Thursday, August 1, 2019, until Thursday, August 8, 2019, at 11:59 p.m. (ET). To listen to a replay of the conference call via telephone, dial 800-475-6701 (U.S.) or 320-365-3844 (outside the U.S.). The access code for the replay is 462462. To access the replay of the conference call over the internet, visit the above-mentioned website.

Non-GAAP and Other Financial Disclosures

Any references in this news release (except in this section and the tables that accompany this release) to:		should be read as, respectively:

(i)	net income (loss);	(i)	net income (loss) available to MetLife, Inc.’s common shareholders;
(ii)	net income (loss) per share;	(ii)	net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share;
(iii)	adjusted earnings;	(iii)	adjusted earnings available to common shareholders;
(iv)	adjusted earnings per share;	(iv)	adjusted earnings available to common shareholders per diluted common share;
(v)	book value per share;	(v)	book value per common share;
(vi)	book value per share, excluding AOCI other than FCTA;	(vi)	book value per common share, excluding AOCI other than FCTA;
(vii)	book value per share-tangible common stockholders’ equity;	(vii)	book value per common share-tangible common stockholders’ equity;
(viii)	premiums, fees and other revenues;	(viii)	premiums, fees and other revenues (adjusted);
(ix)	return on equity;	(ix)	return on MetLife, Inc.’s common stockholders’ equity;
(x)	return on equity, excluding AOCI other than FCTA;	(x)	return on MetLife, Inc.’s common stockholders’ equity, excluding AOCI, other than FCTA;
(xi)	adjusted return on equity, excluding AOCI other than FCTA;	(xi)	adjusted return on MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA;
(xii)	tangible return on equity; and	(xii)	return on MetLife, Inc.’s tangible common stockholders' equity; and
(xiii)	adjusted tangible return on equity.	(xiii)	adjusted return on MetLife, Inc.’s tangible common stockholders’ equity.
In this news release, MetLife presents certain measures of its performance on a consolidated and segment basis that are not calculated in accordance with accounting principles generally accepted in the United States of America (GAAP). MetLife believes that these non-GAAP financial measures enhance the understanding of MetLife’s performance by highlighting the results of operations and the underlying profitability drivers of the business. Segment-specific financial measures are calculated using only the portion of consolidated results attributable to that specific segment.

The following non-GAAP financial measures should not be viewed as substitutes for the most directly comparable financial measures calculated in accordance with GAAP:

Non-GAAP financial measures:		Comparable GAAP financial measures:

(i)	total adjusted revenues;	(i)	total revenues;
(ii)	total adjusted expenses;	(ii)	total expenses;
(iii)	adjusted premiums, fees and other revenues;	(iii)	premiums, fees and other revenues;
(iv)	adjusted premiums, fees and other revenues, excluding pension risk transfer;	(iv)	premiums, fees and other revenues;
(v)	adjusted earnings;	(v)	income (loss) from continuing operations, net of income tax;
(vi)	net investment income, as reported on an adjusted basis;	(vi)	net investment income
(vii)	capitalization of deferred policy acquisition costs (DAC), as reported on an adjusted basis;	(vii)	capitalization of DAC
(viii)	other expenses, as reported on an adjusted basis;	(viii)	other expenses
(ix)	adjusted earnings available to common shareholders;	(ix)	net income (loss) available to MetLife, Inc.’s common shareholders;
(x)	adjusted earnings available to common shareholders, excluding total notable items;	(x)	net income (loss) available to MetLife, Inc.’s common shareholders;
(xi)	adjusted earnings available to common shareholders per diluted common share;	(xi)	net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share;
(xii)	adjusted earnings available to common shareholders, excluding total notable items, per diluted common share;	(xii)	net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share;
(xiii)	adjusted return on equity;	(xiii)	return on equity;
(xiv)	adjusted return on equity, excluding AOCI other than FCTA;	(xiv)	return on equity;
(xv)	adjusted tangible return on equity;	(xv)	return on equity;
(xvi)	investment portfolio gains (losses);	(xvi)	net investment gains (losses);
(xvii)	derivative gains (losses);	(xvii)	net derivative gains (losses);
(xviii)	total MetLife, Inc.’s tangible common stockholders’ equity;	(xviii)	total MetLife, Inc.’s stockholders’ equity;
(xix)	total MetLife, Inc.’s tangible common stockholders’ equity, excluding total notable items;	(xix)	total MetLife, Inc.’s stockholders’ equity;
(xx)	total MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA;	(xx)	total MetLife, Inc.’s stockholders’ equity;
(xxi)	total MetLife, Inc.’s common stockholders’ equity, excluding total notable items (excludes AOCI other than FCTA);	(xxi)	total MetLife, Inc.’s stockholders’ equity;
(xxii)	book value per common share, excluding AOCI other than FCTA;	(xxii)	book value per common share
(xxiii)	book value per common share - tangible common stockholders' equity;	(xxiii)	book value per common share

(xxiv)	free cash flow of all holding companies;	(xxiv)	MetLife, Inc. (parent company only) net cash provided by (used in) operating activities;
(xxv)	adjusted expense ratio;	(xxv)	expense ratio;
(xxvi)	adjusted expense ratio, excluding total notable items related to other expenses and PRT;	(xxvi)	expense ratio;
(xxvii)	direct expense ratio; and	(xxvii)	expense ratio; and
(xxviii)	direct expense ratio, excluding total notable items related to direct expenses and PRT.	(xxviii)	expense ratio.

Any of these financial measures shown on a constant currency basis reflect the impact of changes in foreign currency exchange rates and are calculated using the average foreign currency exchange rates for the most recent period and applied to the comparable prior period.
Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in this earnings news release and in this period’s quarterly financial supplement, which is available at www.metlife.com.
MetLife’s definitions of the various non-GAAP and other financial measures discussed in this news release may differ from those used by other companies:
Adjusted earnings and related measures

•	adjusted earnings;

•	adjusted earnings available to common shareholders;

•	adjusted earnings available to common shareholders on a constant currency basis;

•	adjusted earnings available to common shareholders, excluding total notable items;

•	adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis;

•	adjusted earnings available to common shareholders per diluted common share;

•	adjusted earnings available to common shareholders on a constant currency basis per diluted common share;

•	adjusted earnings available to common shareholders, excluding total notable items per diluted common share; and

•	adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis per diluted common share.

These measures are used by management to evaluate performance and allocate resources. Consistent with GAAP guidance for segment reporting, adjusted earnings and components of, or other financial measures based on adjusted earnings are also MetLife’s GAAP measure of segment performance. Adjusted earnings and other financial measures based on adjusted earnings are also the measures by which MetLife senior management’s and many other employees’ performance is evaluated for the purposes of determining their compensation under applicable compensation plans. Adjusted earnings and other financial measures based on adjusted earnings allow analysis of MetLife's performance relative to its Business Plan and facilitate comparisons to industry results.
Adjusted earnings is defined as adjusted revenues less adjusted expenses, net of income tax. Adjusted loss is defined as negative adjusted earnings. Adjusted earnings available to common shareholders is defined as adjusted earnings less preferred stock dividends.
Adjusted revenues and adjusted expenses
These financial measures, along with the related adjusted premiums, fees and other revenues, focus on our primary businesses principally by excluding the impact of market volatility, which could distort trends, and revenues and costs related to non-core products and certain entities required to be consolidated under GAAP. Also, these measures exclude results of discontinued operations under GAAP and other businesses that have been or will be sold or exited by MetLife but do not meet the discontinued operations criteria under GAAP and are referred to as divested businesses. Divested businesses also includes the net impact of transactions with exited businesses that have been eliminated in consolidation under GAAP and costs relating to businesses that have been or will be sold or exited by MetLife that do not meet the criteria to be included in results of discontinued operations under GAAP.

Adjusted revenues also excludes net investment gains (losses) (NIGL) and net derivative gains (losses) (NDGL). Adjusted expenses also excludes goodwill impairments.
The following additional adjustments are made to revenues, in the line items indicated, in calculating adjusted revenues:

•
Universal life and investment-type product policy fees excludes the amortization of unearned revenue related to NIGL and NDGL (Unearned revenue adjustments) and certain variable annuity guaranteed minimum income benefits (GMIB) fees (GMIB fees);

•
Net investment income: (i) includes adjustments for earned income on derivatives and amortization of premium on derivatives that are hedges of investments or that are used to replicate certain investments but do not qualify for hedge accounting treatment (Investment hedge adjustments), (ii) excludes post-tax adjusted earnings adjustments relating to insurance joint ventures accounted for under the equity method (Operating joint venture adjustments), (iii) excludes certain amounts related to contractholder-directed equity securities (Unit-linked contract income), (iv) excludes certain amounts related to securitization entities that are variable interest entities (VIEs) consolidated under GAAP (Securitization entities income); and (v) includes distributions of profits from certain other limited partnership interests that were previously accounted for under the cost method, but are now accounted for at estimated fair value, where the change in estimated fair value is recognized in NIGL under GAAP (Certain partnership distributions); and

•	Other revenues is adjusted for settlements of foreign currency earnings hedges and excludes fees received in association with services provided under transition service agreements (TSA fees).

The following additional adjustments are made to expenses, in the line items indicated, in calculating adjusted expenses:

•
Policyholder benefits and claims and policyholder dividends excludes: (i) changes in the policyholder dividend obligation related to NIGL and NDGL (PDO adjustments), (ii) inflation-indexed benefit adjustments associated with contracts backed by inflation-indexed investments and amounts associated with periodic crediting rate adjustments based on the total return of a contractually referenced pool of assets and other pass-through adjustments (Inflation and pass-through adjustments), (iii) benefits and hedging costs related to GMIBs (GMIB costs), and (iv) market value adjustments associated with surrenders or terminations of contracts (Market value adjustments);

•
Interest credited to policyholder account balances includes adjustments for earned income on derivatives and amortization of premium on derivatives that are hedges of policyholder account balances but do not qualify for hedge accounting treatment (PAB hedge adjustments) and excludes certain amounts related to net investment income earned on contractholder-directed equity securities (Unit-linked contract costs);

•	Amortization of DAC and value of business acquired (VOBA) excludes amounts related to: (i) NIGL and NDGL, (ii) GMIB fees and GMIB costs and (iii) Market value adjustments;

•	Amortization of negative VOBA excludes amounts related to Market value adjustments;

•	Interest expense on debt excludes certain amounts related to securitization entities that are VIEs consolidated under GAAP (Securitization entities debt expense); and

•
Other expenses excludes costs related to: (i) noncontrolling interests, (ii) implementation of new insurance regulatory requirements (Regulatory implementation costs), and (iii) acquisition, integration and other costs. Other expenses includes TSA fees.

Adjusted earnings also excludes the recognition of certain contingent assets and liabilities that could not be recognized at acquisition or adjusted for during the measurement period under GAAP business combination accounting guidance.
The tax impact of the adjustments mentioned above are calculated net of the U.S. or foreign statutory tax rate, which could differ from MetLife’s effective tax rate. Additionally, the provision for income tax (expense) benefit also includes the impact related to the timing of certain tax credits, as well as certain tax reforms.

Investment portfolio gains (losses) and derivative gains (losses)
These are measures of investment and hedging activity. Investment portfolio gains (losses) principally excludes amounts that are reported within net investment gains (losses) but do not relate to the performance of the investment portfolio, such as gains (losses) on sales and divestitures of businesses, goodwill impairment or changes in estimated fair value. Derivative gains (losses) principally excludes earned income on derivatives and amortization of premium on derivatives, where such derivatives are either hedges of investments or are used to replicate certain investments, and where such derivatives do not qualify for hedge accounting. This earned income and amortization of premium is reported within adjusted earnings and not within derivative gains (losses).
Return on equity, allocated equity, tangible equity and related measures

•
Total MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA: total MetLife, Inc.’s common stockholders’ equity, excluding the net unrealized investment gains (losses) and defined benefit plans adjustment components of AOCI, net of income tax.

•
Total MetLife, Inc.’s common stockholders’ equity, excluding total notable items (excludes AOCI other than FCTA): total MetLife, Inc.’s common stockholders’ equity, excluding the net unrealized investment gains (losses), defined benefit plans adjustment components of AOCI and total notable items, net of income tax.

•	Return on MetLife, Inc.’s common stockholders’ equity: net income (loss) available to MetLife, Inc.’s common shareholders divided by MetLife, Inc.’s average common stockholders’ equity.

•
Return on MetLife, Inc.'s common stockholders' equity, excluding AOCI other than FCTA: net income (loss) available to MetLife, Inc.’s common shareholders divided by MetLife, Inc.'s average common stockholders' equity, excluding AOCI other than FCTA.

•	Adjusted return on MetLife, Inc.'s common stockholders' equity: adjusted earnings available to common shareholders divided by MetLife, Inc.'s average common stockholders' equity.

•
Adjusted return on MetLife, Inc.'s common stockholders' equity, excluding AOCI other than FCTA: adjusted earnings available to common shareholders divided by MetLife, Inc.'s average common stockholders' equity, excluding AOCI other than FCTA.

•
Allocated equity: portion of MetLife, Inc.’s common stockholders’ equity that management allocates to each of its segments and sub-segments based on local capital requirements and economic capital. Economic capital is an internally developed risk capital model, the purpose of which is to measure the risk in the business and to provide a basis upon which capital is deployed. MetLife management periodically reviews this model to ensure that it remains consistent with emerging industry practice standards and the local capital requirements; allocated equity may be adjusted if warranted by such review. Allocated equity excludes the impact of AOCI other than FCTA.

•	Adjusted return on allocated equity: adjusted earnings available to common shareholders divided by allocated equity.

The above measures represent a level of equity consistent with the view that, in the ordinary course of business, MetLife does not plan to sell most investments for the sole purpose of realizing gains or losses. Also refer to the utilization of adjusted earnings and other financial measures based on adjusted earnings mentioned above.

•
Total MetLife, Inc.’s tangible common stockholders’ equity or tangible equity: total MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA, reduced by the impact of goodwill, value of distribution agreements (VODA) and value of customer relationships acquired (VOCRA), all net of income tax.

•
Total MetLife, Inc.’s tangible common stockholders’ equity, adjusted for total notable items: total MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA, reduced by the impact of goodwill, value of distribution agreements (VODA), value of customer relationships acquired (VOCRA) and total notable items, all net of income tax.

•
Return on MetLife, Inc.’s tangible common stockholders' equity: net income (loss) available to MetLife, Inc.’s common shareholders, excluding amortization of VODA and VOCRA, net of income tax, divided by MetLife, Inc.'s average tangible common stockholders' equity.

•
Adjusted return on MetLife, Inc.'s tangible common stockholders' equity: adjusted earnings available to common shareholders, excluding amortization of VODA and VOCRA, net of income tax, divided by MetLife, Inc.'s average tangible common stockholders' equity.

•	Allocated tangible equity: Allocated equity reduced by the impact of goodwill, VODA and VOCRA, all net of income tax.

•	Adjusted return on allocated tangible equity: adjusted earnings available to common shareholders, excluding amortization of VODA and VOCRA, net of income tax, divided by allocated tangible equity.
The above measures are, when considered in conjunction with regulatory capital ratios, a measure of capital adequacy.
Expense ratio, direct expense ratio, adjusted expense ratio and related measures

•	Expense ratio: other expenses, net of capitalization of DAC, divided by premiums, fees and other revenues.

•	Direct expense ratio: direct expenses, on an adjusted basis, divided by adjusted premiums, fees and other revenues.

•
Direct expense ratio, excluding total notable items related to direct expenses and PRT: direct expenses, on an adjusted basis, excluding total notable items related to direct expenses, divided by adjusted premiums, fees and other revenues, excluding PRT.

•	Adjusted expense ratio: other expenses, net of capitalization of DAC, both on an adjusted basis, divided by adjusted premiums, fees and other revenues.

•
Adjusted expense ratio, excluding total notable items related to other expenses and PRT: other expenses, net of capitalization of DAC, both on an adjusted basis, excluding total notable items related to other expenses, divided by adjusted premiums, fees and other revenues, excluding PRT.

Statistical sales information:

•	U.S.:

▪	Group Benefits: calculated using 10% of single premium deposits and 100% of annualized full-year premiums and fees from recurring premium policy sales of all products.

▪
Retirement and Income Solutions: calculated using 10% of single premium deposits and 100% of annualized full-year premiums and fees only from recurring premium policy sales of specialized benefit resources and corporate-owned life insurance.

▪	Property & Casualty: calculated based on first year direct written premium, net of cancellation and endorsement activity.

•
Latin America, Asia and EMEA: calculated using 10% of single-premium deposits (mainly from retirement products such as variable annuity, fixed annuity and pensions), 20% of single-premium deposits from credit insurance and 100% of annualized full-year premiums and fees from recurring-premium policy sales of all products (mainly from risk and protection products such as individual life, accident & health and group).

Sales statistics do not correspond to revenues under GAAP, but are used as relevant measures of business activity.
The following additional information is relevant to an understanding of MetLife’s performance results:

•
Volume growth, as discussed in the context of business growth, is the period over period percentage change in adjusted earnings available to common shareholders attributable to adjusted premiums, fees and other revenues and assets under management levels, applying a model in which certain margins and factors are held constant. The most significant of such items are underwriting margins, investment margins, changes in equity market performance, expense margins and the impact of changes in foreign currency exchange rates.

•
Asymmetrical and non-economic accounting refers to: (i) the portion of net derivative gains (losses) on embedded derivatives attributable to the inclusion of MetLife’s credit spreads in the liability valuations, (ii) hedging activity that generates net derivative gains (losses) and creates fluctuations in net income because hedge accounting cannot be achieved and the item being hedged does not a have an offsetting gain or loss recognized in earnings, (iii) inflation-indexed benefit adjustments associated with contracts backed by inflation-indexed investments and amounts associated with periodic crediting rate adjustments based on the total return of a contractually referenced pool of assets and other pass-through adjustments, and (iv) impact of changes in foreign currency exchange rates on the re-measurement of foreign denominated unhedged funding agreements and financing transactions to the U.S. dollar and the re-measurement of certain liabilities from non-functional currencies to functional currencies. MetLife believes that excluding the impact of asymmetrical and non-economic accounting from total GAAP results enhances investor understanding of MetLife’s performance by disclosing how these accounting practices affect reported GAAP results.

•
MetLife uses a measure of free cash flow to facilitate an understanding of its ability to generate cash for reinvestment into its businesses or use in non-mandatory capital actions. MetLife defines free cash flow as the sum of cash available at MetLife’s holding companies from dividends from operating subsidiaries, expenses and other net flows of the holding companies (including capital contributions to subsidiaries), and net contributions from debt to be at or below target leverage ratios. This measure of free cash flow is prior to capital actions, such as common stock dividends and repurchases, debt reduction and mergers and acquisitions. Free cash flow should not be viewed as a substitute for net cash provided by (used in) operating activities calculated in accordance with GAAP. The free cash flow ratio is typically expressed as a percentage of annual adjusted earnings available to common shareholders.

•
Notable items represent a positive (negative) impact to adjusted earnings available to common shareholders. Notable items reflect the unexpected impact of events that affect MetLife’s results, but that were unknown and that MetLife could not anticipate when it devised its Business Plan. Notable items also include certain items regardless of the extent anticipated in the Business Plan, to help investors have a better understanding of MetLife's results and to evaluate and forecast those results.

Forward-Looking Statements
This news release may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words and terms such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” "will," and other words and terms of similar meaning, or are tied to future periods, in connection with a discussion of future performance. In particular, these include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.

Many factors will be important in determining the results of MetLife, Inc., its subsidiaries and affiliates. Forward-looking statements are based on our assumptions and current expectations, which may be inaccurate, and on the current economic environment, which may change. These statements are not guarantees of future performance. They involve a number of risks and uncertainties that are difficult to predict. Results could differ materially from those expressed or implied in the forward-looking statements. Risks, uncertainties, and other factors that might cause such differences include the risks, uncertainties and other factors identified in MetLife, Inc.’s filings with the U.S. Securities and Exchange Commission. These factors include: (1) difficult economic conditions, including risks relating to interest rates, credit spreads, equity, real estate, obligors and counterparties, currency exchange rates, derivatives, and terrorism and security; (2) adverse global capital and credit market conditions, which may affect our ability to meet liquidity needs and access capital, including through our credit facilities; (3) downgrades in our claims paying ability, financial strength or credit ratings; (4) availability and effectiveness of reinsurance, hedging or indemnification arrangements; (5) increasing cost and limited market capacity for statutory life insurance reserve financings; (6) the impact on us of changes to and implementation of the wide variety of laws and regulations to which we are subject; (7) regulatory, legislative or tax changes relating to our operations that may affect the cost of, or demand for, our products or services; (8) adverse results or other consequences from litigation, arbitration or regulatory investigations; (9) legal, regulatory and other restrictions affecting MetLife, Inc.’s ability to pay dividends and repurchase common stock; (10) MetLife, Inc.’s primary reliance, as a holding company, on dividends from subsidiaries to meet free cash flow targets and debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends; (11) investment losses, defaults and volatility; (12) potential liquidity and other risks resulting from our participation in a securities lending program and other transactions; (13) changes to investment valuations, allowances and impairments taken on investments, and methodologies, estimates and assumptions;

(14) differences between actual claims experience and underwriting and reserving assumptions; (15) political, legal, operational, economic and other risks relating to our global operations; (16) competitive pressures, including with respect to pricing, entry of new competitors, consolidation of distributors, the development of new products by new and existing competitors, and for personnel; (17) the impact of technological changes on our businesses; (18) catastrophe losses; (19) a deterioration in the experience of the closed block established in connection with the reorganization of Metropolitan Life Insurance Company; (20) impairment of goodwill or other long-lived assets, or the establishment of a valuation allowance against our deferred income tax asset; (21) changes in assumptions related to deferred policy acquisition costs, deferred sales inducements or value of business acquired; (22) exposure to losses related to guarantees in certain products; (23) ineffectiveness of risk management policies and procedures or models; (24) a failure in our cybersecurity systems or other information security systems or our disaster recovery plans; (25) any failure to protect the confidentiality of client information; (26) changes in accounting standards; (27) our associates taking excessive risks; (28) difficulties in marketing and distributing products through our distribution channels; (29) increased expenses relating to pension and other postretirement benefit plans; (30) inability to protect our intellectual property rights or claims of infringement of others’ intellectual property rights; (31) difficulties, unforeseen liabilities, asset impairments, or rating agency actions arising from business acquisitions and dispositions, joint ventures, or other legal entity reorganizations; (32) unanticipated or adverse developments that could adversely affect our expected operational or other benefits from the separation of Brighthouse Financial, Inc. and its subsidiaries; (33) the possibility that MetLife, Inc.’s Board of Directors may influence the outcome of stockholder votes through the voting provisions of the MetLife Policyholder Trust; (34) provisions of laws and our incorporation documents that may delay, deter or prevent takeovers and corporate combinations involving MetLife; and (35) other risks and uncertainties described from time to time in MetLife, Inc.’s filings with the U.S. Securities and Exchange Commission.

MetLife, Inc. does not undertake any obligation to publicly correct or update any forward-looking statement if MetLife, Inc. later becomes aware that such statement is not likely to be achieved. Please consult any further disclosures MetLife, Inc. makes on related subjects in reports to the U.S. Securities and Exchange Commission.

MetLife, Inc.
GAAP Interim Condensed Consolidated Statements of Operations
(Unaudited)
(In millions)

	For the Three Months Ended
	June 30,
	2019	2018
Revenues
Premiums	$10,129	$15,153
Universal life and investment-type product policy fees	1,412	1,370
Net investment income	4,693	4,473
Other revenues	478	475
Net investment gains (losses)	61	(227)
Net derivative gains (losses)	724	(59)
Total revenues	17,497	21,185

Expenses
Policyholder benefits and claims	9,993	14,866
Interest credited to policyholder account balances	1,515	1,424
Policyholder dividends	302	309
Capitalization of DAC	(837)	(834)
Amortization of DAC and VOBA	689	707
Amortization of negative VOBA	(10)	(16)
Interest expense on debt	274	309
Other expenses	3,274	3,319
Total expenses	15,200	20,084

Income (loss) from continuing operations before provision for income tax	2,297	1,101
Provision for income tax expense (benefit)	551	207
Income (loss) from continuing operations, net of income tax	1,746	894
Income (loss) from discontinued operations, net of income tax	—	—
Net income (loss)	1,746	894
Less: Net income (loss) attributable to noncontrolling interests	5	3
Net income (loss) attributable to MetLife, Inc.	1,741	891
Less: Preferred stock dividends	57	46
Net income (loss) available to MetLife, Inc.'s common shareholders	$1,684	$845

See footnotes on last page.

MetLife, Inc.
(Unaudited)
(In millions, except per share data)

	For the Three Months Ended
	June 30,
	2019		2018
Reconciliation to Adjusted Earnings Available to Common Shareholders		Earnings Per Weighted Average Common Share Diluted (1)		Earnings Per Weighted Average Common Share Diluted (1)
Net income (loss) available to MetLife, Inc.'s common shareholders	$1,684	$1.77	$845	$0.83

Adjustments from net income (loss) available to common shareholders to adjusted earnings available to common shareholders:
Less: Net investment gains (losses)	61	0.06	(227)	(0.22)
Net derivative gains (losses)	724	0.76	(59)	(0.06)
Premiums	—	—	—	—
Universal life and investment-type product policy fees	48	0.05	26	0.03
Net investment income	139	0.16	146	0.14
Other revenues	71	0.07	83	0.08
Policyholder benefits and claims and policyholder dividends	(112)	(0.12)	(50)	(0.05)
Interest credited to policyholder account balances	(251)	(0.26)	(267)	(0.26)
Capitalization of DAC	—	—	—	—
Amortization of DAC and VOBA	8	0.01	1	—
Amortization of negative VOBA	—	—	—	—
Interest expense on debt	—	—	(30)	(0.03)
Other expenses	(82)	(0.09)	(142)	(0.14)
Goodwill impairment	—	—	—	—
Provision for income tax (expense) benefit	(236)	(0.24)	41	0.04
Income (loss) from discontinued operations, net of income tax	—	—	—	—
Add: Net income (loss) attributable to noncontrolling interests	5	0.01	3	—
Adjusted earnings available to common shareholders	1,319	1.38	1,326	1.30
Less: Total notable items (2)	(70)	(0.07)	(62)	(0.06)
Adjusted earnings available to common shareholders, excluding total notable items (2)	$1,389	$1.46	$1,388	$1.36

Adjusted earnings available to common shareholders on a constant currency basis	$1,319	$1.38	$1,296	$1.27
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis (2)	$1,389	$1.46	$1,358	$1.33

Weighted average common shares outstanding - diluted		952.9		1,023.8

See footnotes on last page.

MetLife, Inc.
(Unaudited)
(In millions)

	For the Three Months Ended
	June 30,
	2019	2018
Premiums, Fees and Other Revenues
Premiums, fees and other revenues	$12,019	$16,998
Less: Unearned revenue adjustments	20	(5)
GMIB fees	28	31
Settlement of foreign currency earnings hedges	2	5
TSA fees	69	78
Divested businesses	—	—
Adjusted premiums, fees and other revenues	$11,900	$16,889

Adjusted premiums, fees and other revenues, on a constant currency basis	$11,900	$16,757
Less: Pension risk transfer (PRT) (3)	556	5,952
Adjusted premiums, fees and other revenues, excluding PRT, on a constant currency basis	$11,344	$10,805

Net Investment Income
Net investment income	$4,693	$4,473
Less: Investment hedge adjustments	(118)	(119)
Operating joint venture adjustments	—	—
Unit-linked contract income	261	286
Securitization entities income	—	—
Certain partnership distributions	(4)	(21)
Divested businesses	—	—
Net investment income, as reported on an adjusted basis	$4,554	$4,327

Revenues and Expenses
Total revenues	$17,497	$21,185
Less: Net investment gains (losses)	61	(227)
Less: Net derivative gains (losses)	724	(59)
Less: Adjustments related to net investment gains (losses) and net derivative gains (losses)	20	(5)
Less: Other adjustments to revenues:
GMIB fees	28	31
Investment hedge adjustments	(118)	(119)
Operating joint venture adjustments	—	—
Unit-linked contract income	261	286
Securitization entities income	—	—
Settlement of foreign currency earnings hedges	2	5
Certain partnership distributions	(4)	(21)
TSA fees	69	78
Divested businesses	—	—
Total adjusted revenues	$16,454	$21,216

Total expenses	$15,200	$20,084
Less: Adjustments related to net investment (gains) losses and net derivative (gains) losses	(5)	(10)
Less: Goodwill impairment	—	—
Less: Other adjustments to expenses:
Inflation and pass-through adjustments	84	—
GMIB costs and amortization of DAC and VOBA related to GMIB fees and GMIB costs	36	60
Market value adjustments and amortization of DAC, VOBA and negative VOBA related to market value adjustments	(11)	(1)
PAB hedge adjustments	(6)	(1)
Unit-linked contract costs	257	268
Securitization entities debt expense	—	—
Noncontrolling interest	(6)	(5)
Regulatory implementation costs	7	2
Acquisition, integration and other costs	6	14
TSA fees	69	78
Divested businesses	6	83
Total adjusted expenses	$14,763	$19,596

See footnotes on last page.

MetLife, Inc.
(Unaudited)
(In millions, except per share and ratio data)

	For the Three Months Ended
	June 30,
Expense Detail and Ratios	2019	2018

Reconciliation of Capitalization of DAC to Capitalization of DAC, as reported on an adjusted basis.
Capitalization of DAC	$(837)	$(834)
Less: Divested businesses	—	—
Capitalization of DAC, as reported on an adjusted basis	$(837)	$(834)

Reconciliation of Other Expenses to Other Expenses, as reported on an adjusted basis
Other expenses	$3,274	$3,319
Less: Noncontrolling interest	(6)	(5)
Less: Regulatory implementation costs	7	2
Less: Acquisition, integration and other costs	6	14
Less: TSA fees	69	78
Less: Divested businesses	6	53
Other expenses, as reported on an adjusted basis	$3,192	$3,177

Other detail and ratios
Other expenses	$3,274	$3,319
Capitalization of DAC	(837)	(834)
Other expenses, net of capitalization of DAC	$2,437	$2,485

Premiums, fees and other revenues	$12,019	$16,998

Expense ratio	20.3%	14.6%

Direct expenses	$1,485	$1,500
Less: Total notable items related to direct expenses (2)	88	78
Direct expenses, excluding total notable items related to direct expenses	$1,397	$1,422

Other expenses, as reported on an adjusted basis	$3,192	$3,177
Capitalization of DAC, as reported on an adjusted basis	(837)	(834)
Other expenses, net of capitalization of DAC, as reported on an adjusted basis	2,355	2,343
Less: Total notable items related to other expenses, as reported on an adjusted basis (2)	88	78
Other expenses, net of capitalization of DAC, excluding total notable items related to other expenses, as reported on an adjusted basis (2)	$2,267	$2,265

Adjusted premiums, fees and other revenues	$11,900	$16,889
Less: PRT	556	5,952
Adjusted premiums, fees and other revenues, excluding PRT	$11,344	$10,937

Direct expense ratio	12.5%	8.9%
Direct expense ratio, excluding total notable items related to direct expenses and PRT (2)	12.3%	13.0%
Adjusted expense ratio	19.8%	13.9%
Adjusted expense ratio, excluding total notable items related to other expenses and PRT (2)	20.0%	20.7%

See footnotes on last page.

MetLife, Inc.
(Unaudited)

	June 30,
Equity Details	2019	2018

Total MetLife, Inc.'s stockholders' equity	$63,811	$53,633
Less: Preferred stock	3,340	3,340
MetLife, Inc.'s common stockholders' equity	60,471	50,293
Less: Net unrealized investment gains (losses), net of income tax	18,381	9,703
Defined benefit plans adjustment, net of income tax	(1,984)	(2,179)
Total MetLife, Inc.'s common stockholders' equity, excluding AOCI other than FCTA	44,074	42,769
Less: Goodwill, net of income tax	9,071	9,205
VODA and VOCRA, net of income tax	288	341
Total MetLife, Inc.'s tangible common stockholders' equity	$34,715	$33,223

	June 30,
Book Value (4)	2019	2018

Book value per common share	$64.61	$50.28
Less: Net unrealized investment gains (losses), net of income tax	19.64	9.70
Defined benefit plans adjustment, net of income tax	(2.12)	(2.18)
Book value per common share, excluding AOCI other than FCTA	47.09	42.76
Less: Goodwill, net of income tax	9.69	9.20
VODA and VOCRA, net of income tax	0.31	0.34
Book value per common share - tangible common stockholders' equity	$37.09	$33.22

Common shares outstanding, end of period	935.9	1,000.2

	For the Three Months Ended
	June 30, (5)
Return on Equity	2019	2018
Return on MetLife, Inc.'s:
Common stockholders' equity	11.6%	6.5%
Common stockholders' equity, excluding AOCI other than FCTA	15.4%	7.8%
Tangible common stockholders' equity (6)	19.7%	10.1%

Adjusted return on MetLife, Inc.'s:
Common stockholders' equity	9.1%	10.2%
Common stockholders' equity, excluding AOCI other than FCTA	12.1%	12.2%
Common stockholders' equity, excluding total notable items (excludes AOCI other than FCTA) (2)	12.7%	12.7%
Tangible common stockholders' equity (6)	15.5%	15.8%
Tangible common stockholders' equity, excluding total notable items (2), (6)	16.2%	16.5%

Adjusted Return on Allocated Equity:
U.S.	27.3%	24.7%
Asia	10.1%	10.2%
Latin America	21.5%	18.5%
EMEA	11.0%	9.9%
MetLife Holdings	12.5%	11.1%

Adjusted Return on Allocated Tangible Equity:
U.S.	31.0%	28.6%
Asia	15.3%	15.4%
Latin America	35.5%	30.9%
EMEA	19.8%	16.2%
MetLife Holdings	14.0%	12.6%

See footnotes on last page.

MetLife, Inc.
Adjusted Earnings Available to Common Shareholders
(Unaudited)
(In millions)

	For the Three Months Ended
	June 30,
	2019	2018

U.S. (3):

Adjusted earnings available to common shareholders	$732	$671
Less: Total notable items (2)	—	—
Adjusted earnings available to common shareholders, excluding total notable items (2)	$732	$671

Adjusted premiums, fees and other revenues	$6,731	$11,767
Less: PRT	556	5,952
Adjusted premiums, fees and other revenues, excluding PRT	$6,175	$5,815

Group Benefits (3):

Adjusted earnings available to common shareholders	$311	$261
Less: Total notable items (2)	—	—
Adjusted earnings available to common shareholders, excluding total notable items (2)	$311	$261

Adjusted premiums, fees and other revenues	$4,594	$4,378

Retirement & Income Solutions (3):

Adjusted earnings available to common shareholders	$351	$347
Less: Total notable items (2)	—	—
Adjusted earnings available to common shareholders, excluding total notable items (2)	$351	$347

Adjusted premiums, fees and other revenues	$1,220	$6,492
Less: PRT	556	5,952
Adjusted premiums, fees and other revenues, excluding PRT	$664	$540

Property & Casualty (3):

Adjusted earnings available to common shareholders	$70	$63
Less: Total notable items (2)	—	—
Adjusted earnings available to common shareholders, excluding total notable items (2)	$70	$63

Adjusted premiums, fees and other revenues	$917	$897

See footnotes on last page.

MetLife, Inc.
Adjusted Earnings Available to Common Shareholders (Continued)
(Unaudited)
(In millions)

	For the Three Months Ended
	June 30,
	2019	2018

Asia:

Adjusted earnings available to common shareholders	$359	$363
Less: Total notable items (2)	—	—
Adjusted earnings available to common shareholders, excluding total notable items (2)	$359	$363

Adjusted earnings available to common shareholders on a constant currency basis	$359	$352
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis (2)	$359	$352

Adjusted premiums, fees and other revenues	$2,063	$2,066
Adjusted premiums, fees and other revenues, on a constant currency basis	$2,063	$2,020

Latin America:

Adjusted earnings available to common shareholders	$159	$145
Less: Total notable items (2)	—	—
Adjusted earnings available to common shareholders, excluding total notable items (2)	$159	$145

Adjusted earnings available to common shareholders on a constant currency basis	$159	$135
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis (2)	$159	$135

Adjusted premiums, fees and other revenues	$1,064	$972
Adjusted premiums, fees and other revenues, on a constant currency basis	$1,064	$922

EMEA:

Adjusted earnings available to common shareholders	$77	$86
Less: Total notable items (2)	—	—
Adjusted earnings available to common shareholders, excluding total notable items (2)	$77	$86

Adjusted earnings available to common shareholders on a constant currency basis	$77	$77
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis (2)	$77	$77

Adjusted premiums, fees and other revenues	$669	$673
Adjusted premiums, fees and other revenues, on a constant currency basis	$669	$637

MetLife Holdings (3):

Adjusted earnings available to common shareholders	$299	$280
Less: Total notable items (2)	—	—
Adjusted earnings available to common shareholders, excluding total notable items (2)	$299	$280

Adjusted premiums, fees and other revenues	$1,275	$1,326

Corporate & Other (3):

Adjusted earnings available to common shareholders	$(307)	$(219)
Less: Total notable items (2)	(70)	(62)
Adjusted earnings available to common shareholders, excluding total notable items (2)	$(237)	$(157)

Adjusted premiums, fees and other revenues	$98	$85

See footnotes on last page.

MetLife, Inc.
(Unaudited)

(1)
Adjusted earnings available to common shareholders, excluding total notable items, per diluted common share is calculated on a standalone basis and may not equal the sum of (i) adjusted earnings available to common shareholders per diluted common share and (ii) total notable items per diluted common share.

(2)
Notable items reflect the unexpected impact of events that affect MetLife’s results, but that were unknown and that MetLife could not anticipate when it devised its Business Plan. Notable items also include certain items regardless of the extent anticipated in the Business Plan to help investors have a better understanding of MetLife's results and to evaluate and forecast those results. Notable items can affect MetLife’s results either positively or negatively.

(3)	Results on a constant currency basis are not included as constant currency impact is not significant.

(4)	Book values exclude $3,340 million and $3,340 million of equity related to preferred stock at June 30, 2019 and 2018, respectively.

(5)	Annualized using quarter-to-date results.

(6)
Net income (loss) available to MetLife, Inc.'s common shareholders and adjusted earnings available to common shareholders, used to calculate returns on tangible equity, exclude the impact of amortization of VODA and VOCRA, net of income tax, for the three months ended June 30, 2019 and June 30, 2018 of $9 million and $10 million, respectively.